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Exhibit 99.1

SECOND AMENDMENT TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

        This Amendment, dated as of October 1, 2004, is made by and between CIBER, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, N.A. (the "Lender").

Recitals

        The Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of August 15, 2003, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement, dated as of March 31, 2004 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.     Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following definitions:

          "Maximum Line" means $75,000,000, which amount shall automatically be reduced to $60,000,000 on March 31, 2005, which amount shall automatically be reduced to $50,000,000 on September 30, 2005, unless said amount is reduced pursuant to Section 2.13, in which event it means such lower amount.

        2.     Section 2.5(a)(i) is hereby amended to read in its entirety as follows:

          "(i) $10,000,000 less the L/C Amount, or"

        3.     Section 2.9(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(b) Margins. The Margins through and including the first adjustment occurring as specified below shall be negative thirty one hundredths of one percent (<0.30%>) for Floating Rate Advances and two and one-half percent (2.50%) for LIBOR Rate Advances. The Margins shall be adjusted each fiscal quarter of the Borrower on the basis of the Pricing Ratio as at the end of the previous fiscal quarter, in accordance with the following table (numbers appearing between "<>" are negative):

Pricing Ratio	Margin for Floating Rate Advances	Margin for LIBOR Rate Advances
≥ 1.00 < 1.50	< 0.30% >	2.50%
≥ 0.75 < 1.00	< 0.80% >	2.00%
< 0.75	< 1.00% >	1.75%

          Reductions and increases in the Margins will be made quarterly within five calendar days following receipt of the Borrower's financial statements and compliance certificates required under Section 6.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or compliance certificates when required under Section 6.1, the Lender may, by notice to the Borrower, increase the Margins to the highest rates set forth above until such time as the Lender has received all such financial statements and compliance certificates, (ii) no reduction in the Margins will be made if a Default Period exists at the time that such reduction would otherwise be made, and (iii) no adjustment in the Margin of a LIBOR Rate Advance shall be made during the Interest Period applicable to such LIBOR Rate Advance."

        4.     Section 6.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 6.7 Dividends and Distributions. The Borrower will not (a) declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock, (b) make any payment on account of the purchase, redemption or other retirement of any shares of its stock or other securities or evidences of indebtedness in excess of $2,500,000 in the aggregate if the ratio of Senior Funded Indebtedness divided by the Borrower's EBITDA was greater than 1.00 to 1.00 in the preceding quarter as set forth on the Borrower's Compliance Certificate acceptable to the Lender, or (c) make any distribution in respect thereof, either directly or indirectly; provided, however, that the Borrower may make any payment on account of the purchase, redemption or other retirement of any shares of its stock or other securities or evidences of indebtedness in excess of $2,500,000 in the aggregate if the ratio of Senior Funded Indebtedness divided by the Borrower's EBITDA was equal to or less than 1.00 to 1.00 in the preceding quarter as set forth on the Borrower's Compliance Certificate acceptable to the Lender."

        5.     No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        6.     Accommodation Fee: The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $87,500 in consideration of the Lender's execution and delivery of this Amendment.

        7.     Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a)   The Amended and Restated Revolving Note, duly executed on behalf of the Borrower.

          (b)   The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

          (c)   A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of August 15, 2003 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of August 15, 2003 as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (d)   The Transaction Letter, duly executed on behalf of the Borrower.

          (e)   Payment of the fee described in Paragraph 6 hereof.

          (f)    Such other matters as the Lender may require.

        8.     Consent. The Lender hereby consents to the transaction as set forth in (i) that certain Share Purchase Agreement, dated as of August 27, 2004, by and among the Borrower, CIBER Holding GmbH (the "Purchaser" and a wholly owned subsidiary the Borrower), Dr. Georg Konrad and Dr. Lazlo Gotthard, pursuant to which the Purchaser acquired 8,777,124 NovaSoft AG (the "Target") shares and the Borrower acquired 3,761,625 Target shares, which, in the aggregate, is equal to 64.21% of the Target's share capital, and (ii) that certain draft Offer Document, delivered to the Lender on September 17, 2004, pursuant to which the Borrower, through the Purchaser, will offer to purchase certain no par value bearer shares in the Target.

        9.     Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a)   The Borrower has all requisite power and authority to execute this Amendment and the Amended and Restated Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Amended and Restated Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b)   The execution, delivery and performance by the Borrower of this Amendment and the Amended and Restated Revolving Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        10.   References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        11.   No Waiver. The execution of this Amendment and acceptance of the Amended and Restated Revolving Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        12.   Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        13.   Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 6 hereof.

        14.   Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, N.A.		CIBER, INC.
By:		By:
Name:	Catherine M. Jones	Name:	David G. Durham
Its:	Vice President	Its:	Chief Financial Officer

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SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT